Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-146778) of PAETEC Holding Corp. of our report dated March 21, 2007, relating to our audits of the consolidated financial statements of McLeodUSA Incorporated and Subsidiaries, appearing in the Proxy Statement/Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Proxy Statement/Prospectus.

/s/ McGladrey & Pullen, LLP McGladrey & Pullen, LLP

Cedar Rapids, Iowa

December 4, 2007